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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Rexel, Inc. and subsidiaries on Form S-8 which relate to the 1988 Stock Incentive Plan (No. 33-32648) of our report, dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rexel, Inc. and subsidiaries as of December 31, 1996 and 1995, and the years ended December 31, 1996, 1995 and 1994 which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm as "Experts."

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
Miami, Florida
March 31, 1997